EXHIBIT 99.1

Crexendo Announces Strong Second Quarter 2026 Results

PHOENIX, AZ / ACCESSWIRE / August 4, 2026 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter Financial highlights:

•	Total revenue increased 49% year-over-year to $24.6 million
•	GAAP net income of $1.1 million, or $0.03 per basic and diluted common share.
•	Non-GAAP net income of $4.1 million, or $0.12 per basic and diluted common share.

Financial Results for the Second Quarter of 2026

Total Revenue: Consolidated total revenue for the second quarter of 2026 increased 49%, or $8.1 million, to $24.6 million compared to $16.6 million for the second quarter of 2025.

Service Revenue: Consolidated service revenue for the second quarter of 2026 increased 78%, or $6.5 million, to $14.9 million compared to $8.4 million for the second quarter of 2025.

Software Solutions Revenue: Consolidated software solutions revenue for the second quarter of 2026 increased 5%, or $0.4 million, to $7.3 million compared to $7.0 million for the second quarter of 2025.

Product Revenue: Consolidated product revenue for the second quarter of 2026 increased 104%, or $1.2 million, to $2.5 million compared to $1.2 million for the second quarter of 2025.

Operating Expenses: Consolidated operating expenses for the second quarter of 2026 increased 53%, or $8.1 million, to $23.6 million compared to $15.4 million for the second quarter of 2025.

Net Income/(Loss): The Company reported net income of $1.1 million for the second quarter of 2026, or $0.03 per basic and diluted common share, compared to net income of $1.2 million, or $0.04 per basic and diluted common share for the second quarter of 2025.

Non-GAAP: Non-GAAP net income of $4.1 million for the second quarter of 2026, or $0.12 per basic and diluted common share, compared to non-GAAP net income of $2.9 million or $0.10 per basic common share and $0.09 per diluted common share for the second quarter of 2025.

EBITDA and Adjusted EBITDA: EBITDA for the second quarter of 2026 of $3.0 million compared to $2.0 million for the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 of $4.1 million compared to $2.8 million for the second quarter of 2025.

Financial Results for the six months ended June 30, 2026

Total Revenue: Consolidated total revenue for the six months ended June 30, 2026 increased 39%, or $12.7 million, to $45.4 million compared to $32.6 million for the six months ended June 30, 2025.

Service Revenue: Consolidated service revenue for the six months ended June 30, 2026 increased 54%, or $8.9 million, to $25.4 million compared to $16.6 million for the six months ended June 30, 2025.

Software Solutions Revenue: Consolidated software solutions revenue for the six months ended June 30, 2026 increased 9%, or $1.2 million, to $15.1 million compared to $13.8 million for the six months ended June 30, 2025.

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Product Revenue: Consolidated product revenue for the six months ended June 30, 2026 increased 121%, or $2.7 million, to $4.9 million compared to $2.2 million for the six months ended June 30, 2025.

Operating Expenses: Consolidated operating expenses for the six months ended June 30, 2026 increased 44%, or $13.5 million, to $43.9 million compared to $30.4 million for the six months ended June 30, 2025.

Net Income/(Loss): The Company reported net income of $1.6 million for the six months ended June 30, 2026, or $0.05 per basic and diluted common share, compared to net income of $2.4 million, or $0.08 per basic and diluted common share for the six months ended June 30, 2025.

Non-GAAP: Non-GAAP net income of $7.3 million for the six months ended June 30, 2026, or $0.23 per basic common share and $0.22 per diluted common share, compared to non-GAAP net income of $5.5 million or $0.19 per basic common share and $0.18 per diluted common share for the six months ended June 30, 2025.

EBITDA and Adjusted EBITDA: EBITDA for the six months ended June 30, 2026 of $4.6 million compared to $3.9 million for the six months ended June 30, 2025. Adjusted EBITDA for the six months ended June 30, 2026 of $7.3 million compared to $5.5 million for the six months ended June 30, 2025.

Cash and Cash Equivalents: Total cash and cash equivalents at June 30, 2026 was $18.3 million compared to $31.4 million at December 31, 2025.

Cash Flow: Cash provided by operating activities for the six months ended June 30, 2026 was $4.8 million compared to cash provided by operating activities of $2.5 million for the six months ended June 30, 2025. Cash used in investing activities for the six months ended June 30, 2026 was ($26.2) million compared to nill for the six months ended June 30, 2025. Cash provided by financing activities for the six months ended June 30, 2026 was $8.3 million compared to cash provided by financing activities of $2.7 million for the first six months of 2025.

Management Commentary

“Crexendo delivered another strong quarter, with total revenue increasing 49% year-over-year to $24.6 million and adjusted EBITDA increasing 46% to $4.1 million,” said Jeff Korn, Crexendo Chief Executive Officer and Chairman of the Board. “I am particularly pleased and excited that we secured eleven new platform logos through the second quarter of 2026, compared with only two over the same period last year. This substantial increase reinforces our belief that the Crexendo NetSapiens platform is increasingly the platform of choice for providers seeking a new, improved and scalable communications platform. These wins should provide a meaningful recurring revenue opportunity as these customers convert more of their existing subscriber bases to our platform, expand their businesses and purchase additional licenses in the future. In addition, I could not be more pleased with the ESI acquisition and the contributions the ESI team is already making to Crexendo. The integration is progressing exceptionally well, the employees are engaged, sales are exceeding our initial expectations, and we are already realizing the benefits of combining our accounting, legal, marketing, and engineering capabilities. ESI has significantly improved our revenue, strengthened our customer base, and added an experienced team that shares our commitment to innovation and outstanding customer service. The acquisition is performing exactly as we had hoped and further validates our disciplined approach to identifying and integrating strategic, accretive acquisitions.”

Korn added “I am also very pleased with our continued margin improvement and the substantial expansion in operating cash flow, with cash provided by operating activities increasing 89% to $4.8 million during the first six months of the year compared to the same period of the prior year. This increased cash generation strengthens our balance sheet and provides us with greater flexibility to pursue additional strategic M&A opportunities while seeking to minimize dilution to our shareholders. Our recently released AI offerings, while not yet meaningful contributors to revenue, continue to receive strong praise and market acceptance. I expect adoption to continue expanding and believe AI-related revenue can become meaningful in 2027. With accelerating platform momentum, a highly successful acquisition, improving margins and increasing cash generation, I remain extremely enthusiastic about our ability to deliver profitable growth and enhance long-term shareholder value.”

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Conference Call

Crexendo management will hold a conference call today, August 4, 2026, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code: 550804

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 550804 and the Crexendo earnings call. A replay of the call will be available until August 18, 2026, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 54291.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes. Our solutions currently support over seven million end users globally, through our extensive global network of over 240 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) being pleased and excited that it secured eleven new platform logos through the second quarter of 2026, with that reinforcing the belief that the Crexendo NetSapiens platform is increasingly the platform of choice for providers seeking a new, improved and scalable communications platform; (ii) believing these wins should provide a meaningful recurring revenue opportunity as these customers convert more of their existing subscriber bases to the platform, expand their businesses and purchase additional licenses in the future; (iii) being pleased with the ESI acquisition and the contributions the ESI team is already making with the integration progressing exceptionally well with having the employees engaged and sales are exceeding initial expectations; (iv) already realizing the benefits of combining our accounting, legal, marketing, and engineering capabilities; (v) believing ESI significantly improved revenue, strengthened customer base, and added an experienced team that shares the commitment to innovation and outstanding customer service; (vi) believing the acquisition performing exactly as hoped and further validates the disciplined approach to identifying and integrating strategic, accretive acquisitions; (vii) being pleased with continued margin improvement and the substantial expansion in operating cash flow; (viii) believing that the increased cash generation strengthens the balance sheet and provides greater flexibility to pursue additional strategic M&A opportunities while seeking to minimize dilution to shareholders; (ix) believing that recently released AI offerings receive strong praise and market acceptance and expecting adoption to continue expanding that AI-related revenue can become meaningful in 2027 and (x) believing that with accelerating platform momentum, a highly successful acquisition, improving margins and increasing cash generation being extremely enthusiastic about the ability to deliver profitable growth and enhance long-term shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company’s Form 10-K for the year ended December 31, 2025, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value and share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$18,289	$31,378
Trade receivables, net of allowance of $73 and $124, respectively	6,187	4,913
Contract assets, net of allowance of $2 and $0, respectively	114	-
Inventories	1,380	454
Equipment financing receivables, net of allowance of $75 and $50, respectively	2,741	1,416
Contract costs	4,156	2,318
Prepaid expenses	1,663	892
Income tax receivable	214	234
Other current assets	58	292
Total current assets	34,802	41,897

Contract assets, net of current portion, net of allowance of $139 and $145, respectively	848	402
Long-term equipment financing receivables, net of allowance of $149 and $107, respectively	5,351	3,223
Property and equipment, net	376	195
Operating lease right-of-use assets	751	1,006
Intangible assets, net	38,302	17,860
Goodwill	14,170	9,454
Contract costs, net of current portion	6,077	3,319
Other long-term assets	361	330
Total Assets	$101,038	$77,686

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,384	$649
Accrued expenses	10,561	8,391
Finance leases	1	2
Notes payable	454	114
Operating lease liabilities	511	493
Income tax payable	148	151
Contract liabilities	3,856	2,528
Total current liabilities	16,915	12,328

Contract liabilities, net of current portion	1,334	1,008
Notes payable, net of current portion	4,407	-
Operating lease liabilities, net of current portion	269	529
Total liabilities	22,925	13,865

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 33,248,336 shares issued and outstanding as of June 30, 2026 and 31,004,327 shares issued and outstanding as of December 31, 2025	33	31
Additional paid-in capital	158,000	145,325
Accumulated deficit	(80,090)	(81,719)
Accumulated other comprehensive income	170	184
Total stockholders' equity	78,113	63,821

Total Liabilities and Stockholders' Equity	$101,038	$77,686

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Service revenue	$14,868	$8,374	$25,429	$16,556
Software solutions revenue	7,327	6,975	15,050	13,843
Product revenue	2,451	1,203	4,877	2,210
Total revenue	24,646	16,552	45,356	32,609

Operating expenses:
Cost of service revenue	4,869	3,556	8,753	7,043
Cost of software solutions revenue	2,227	1,813	4,663	3,303
Cost of product revenue	1,361	687	3,034	1,286
Selling and marketing	7,968	4,371	13,622	8,660
General and administrative	5,336	3,585	10,392	7,104
Research and development	1,830	1,437	3,397	2,960
Total operating expenses	23,591	15,449	43,861	30,356

Income/(loss) from operations	1,055	1,103	1,495	2,253

Other income/(expense):
Interest income	$69	$126	$228	$210
Interest expense	(62)	(6)	(62)	(15)
Other income/(expense), net	14	57	22	47
Total other income/(expense), net	21	177	188	242

Income/(loss) before income tax	1,076	1,280	1,683	2,495

Income tax benefit/(provision)	(25)	(48)	(54)	(92)

Net income/(loss)	$1,051	$1,232	$1,629	$2,403

Earnings per common share:
Basic	$0.03	$0.04	$0.05	$0.08
Diluted	$0.03	$0.04	$0.05	$0.08

Weighted-average common shares outstanding:
Basic	32,771,741	29,430,050	32,156,074	28,731,048
Diluted	34,228,693	31,324,711	33,492,258	31,165,361

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$1,629	$2,403
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	3,066	1,627
Allowance for credit losses	14	(88)
Share-based compensation	1,636	1,488
Non-cash operating lease amortization	13	16
Amortization of debt discount	8	-
Changes in assets and liabilities:
Trade receivables	(894)	(1,268)
Contract assets	(43)	(54)
Equipment financing receivables	157	(281)
Inventories	(24)	(225)
Contract costs	(583)	(231)
Prepaid expenses	(553)	(421)
Income tax receivable	20	(152)
Other assets	215	(321)
Accounts payable and accrued expenses	(298)	(8)
Income tax payable	(3)	4
Contract liabilities	428	44
Net cash provided by/(used for) operating activities	4,788	2,533
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of a business, net of cash acquired	(26,209)	-
Purchase of property and equipment	-	(18)
Net cash used for investing activities	(26,209)	(18)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(1)	(19)
Repayments made on notes payable	(114)	(236)
Proceeds from exercise of options	4,025	3,138
Taxes paid on the net settlement of stock options and RSUs	(417)	(187)
Proceeds from issuance of note payable	5,000	-
Debt issuance costs paid	(147)	-
Net cash provided by/(used for) financing activities	8,346	2,696
Effect of exchange rate changes on cash	(14)	46
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(13,089)	5,257
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	31,378	18,193
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$18,289	$23,450
Cash used during the year for:
Income taxes, net	$(34)	$(243)
Interest expense	$(1)	$(11)
Supplemental disclosure of non-cash investing and financing information:
Capitalized software development costs	$-	$410
Stock issued for the acquisition of a business	$7,433	$-

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USE OF NON-GAAP FINANCIAL MEASURES

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and related taxes, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation and related taxes. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 4, 2026 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except for per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
U.S. GAAP net income/(loss)	$1,051	$1,232	$1,629	$2,403
Share-based compensation and related taxes (1)	994	825	1,721	1,623
Acquisition related expenses	180	-	1,019	-
Amortization of intangible assets	1,834	801	2,958	1,507
Non-GAAP net income	$4,059	$2,858	$7,327	$5,533

Non-GAAP earnings per common share:
Basic	$0.12	$0.10	$0.23	$0.19
Diluted	$0.12	$0.09	$0.22	$0.18

Weighted-average common shares outstanding:
Basic	32,771,741	29,430,050	32,156,074	28,731,048
Diluted	34,228,693	31,234,711	33,492,258	31,165,361

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
U.S. GAAP net income/(loss)	$1,051	$1,232	$1,629	$2,403
Depreciation and amortization	1,897	856	3,066	1,627
Interest expense	62	6	62	15
Other, net	(83)	(183)	(250)	(257)
Income tax provision	25	48	54	92
EBITDA	2,952	1,959	4,561	3,880
Share-based compensation and related taxes (1)	994	825	1,721	1,623
Acquisition related expenses	180	-	1,019	-
Adjusted EBITDA	$4,126	$2,784	$7,301	$5,503

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(1)

For the three months ended June 30, 2026 and 2025, employer payroll tax expense related to share-based compensation was $79 and $63, respectively. For the six months ended June 30, 2026 and 2025, employer payroll tax expense related to share-based compensation was $85 and $135, respectively.

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